EXHIBIT 10.1
FIRST AMENDMENT
TO
THE GEON COMPANY
SECTION 401(a)(17) BENEFIT RESTORATION PLAN
(December 31, 2007 Restatement)
          PolyOne Corporation hereby adopts this First Amendment to The Geon Company Section 401(a)(17) Benefit Restoration Plan (December 31, 2007 Restatement) (the “Plan”) effective March 20, 2009. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
          The Preamble to the Plan is hereby amended by the addition of the following new paragraph at the end thereof:
“Effective as of the close of business on March 20, 2009, all Supplemental Restoration Benefits and Supplemental Preretirement Surviving Spouse Death Benefits under the Plan are permanently frozen.”
II.
          Section 3.1 of the Plan is hereby amended by the addition of the following new subsection (d) at the end thereof:
“(d) Notwithstanding the foregoing provisions of this Section 3.1 or any other provision of the Plan to the contrary, all Supplemental Restoration Benefits and Supplemental Preretirement Surviving Spouse Death Benefits under the Plan are permanently frozen effective as of the close of business on March 20, 2009. In furtherance of, but without limiting the foregoing, a Participant shall not receive credit under this Plan for any eligible earnings that are paid on or after March 20, 2009.”

EXECUTED as of the 15th day of January, 2009.

POLYONE CORPORATION
By:
Gordon D. Harnett
	Title:	Chair, Compensation and Governance Committee

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